Exhibit 1.1

DISTRIBUTION AGREEMENT

March 19, 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

M&T Securities, Inc.

One Light Street, 17th Floor

Baltimore, Maryland 21202

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

RBC Capital Markets, LLC

200 Vesey Street, 3 World Financial Center

New York, New York 10281

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Wells Fargo Securities, LLC

500 West 33rd St, 14th Floor

New York, New York 10001

As Agents and/or Forward Sellers

JPMorgan Chase Bank, National Association

New York Branch

270 Park Avenue

New York, New York 10017

Bank of Montreal

151 West 42nd Street

New York, New York 10036

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Royal Bank of Canada

200 Vesey Street, 3 World Financial Center

New York, New York 10281

The Bank of Nova Scotia

250 Vesey Street

New York, New York 10281

Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

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Wells Fargo Bank, National Association

500 West 33rd St, 14th Floor

New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

SmartStop Self Storage REIT. Inc., a Maryland corporation (the “Company”) and SmartStop OP, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), each confirms its agreement with each of (i) J.P. Morgan Securities LLC, BMO Capital Markets Corp., Evercore Group L.L.C., Huntington Securities, Inc., KeyBanc Capital Markets Inc., M&T Securities, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC, as agents, forward seller and/or principals under any Terms Agreement (as defined in Section 1(a) below) (each, an “Agent” and, collectively, the “Agents” or, if applicable, each a “Forward Seller” and, collectively, the “Forward Sellers,” each as an agent for the relevant Forward Purchaser (as defined below) in connection with the offering and sale of any Forward Hedge Securities (as defined below) hereunder), and (ii) JPMorgan Chase Bank, National Association, Bank of Montreal, Huntington Securities, Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”) with respect to the offering and sale from time to time by the Company or any Forward Seller (as agent for the relevant Forward Purchaser), in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of common stock, $0.001 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $300,000,000 (the “Maximum Amount”) and which shall not exceed the aggregate amount of Common Stock registered under the Registration Statement (as defined below) on the terms set forth in this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333- 292583) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b)

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under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated January 5, 2026, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, Forward Sellers and Forward Purchasers in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Transaction Entities and each Agent, Forward Purchaser and Forward Seller agree as follows:

1. Offering and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent, Forward Seller and Forward Purchaser, as applicable, with any due diligence materials and information reasonably requested by such Agent, Forward Seller and Forward Purchaser, as applicable, necessary for such Agent, Forward Seller and Forward Purchaser, as applicable, to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, (x) in the case of an Issuance (as defined below), the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon

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which such placement is to occur (each such transaction being referred to as an “Agency Transaction”) and (y) in the case of a Forward Transaction (as defined below), the Company and such Forward Purchaser shall enter into a Master Confirmation and a related Supplemental Confirmation (collectively each, a “Confirmation”) in substantially the form of Exhibit A-2 hereto, relating to such sale of Forward Hedge Securities in accordance with Section 2 hereof (each such transaction being referred to as a “Forward Transaction”). The Company may also offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A-1 hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). References herein to this “Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement. As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate $300,000,000 of Shares issued and sold pursuant to this Agreement and any Terms Agreements equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange, (iii) “Exchange” means the New York Stock Exchange, (iv) “Issuance” means each occasion the Company elects to exercise its right to deliver a Transaction Proposal (as defined below) that does not involve a Forward Transaction, that specifies that it relates to an “Issuance” and that requires the Agent to use commercially reasonable efforts to sell the Shares as specified in such Transaction Proposal, subject to the terms and conditions of this Agreement, (v) “Forward Hedge Securities” means all Shares sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement and (vi) “Confirmation Shares” means all shares of Common Stock that are issuable and deliverable upon settlement of any Confirmation.

(b) Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transaction entered into hereunder. Each Agent or Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent, Forward Seller or Forward Purchaser shall have any obligation to enter into an Agency Transaction or a Forward Transaction, as applicable. The Company shall be obligated to offer and sell through the Agents and each Agent or Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place or sell Shares only if and when the Company makes a Transaction Proposal to the applicable Agent or Forward Seller and Forward Purchaser related to such Agency Transaction or such Forward Transaction, as applicable, and a Transaction Acceptance related to such Agency Transaction or such Forward Transaction, as applicable, has been delivered to the Company by such Agent or Forward Seller and Forward Purchaser as provided in Section 2 below.

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(c) Each Agent and Forward Seller, as agent in any Agency Transaction or as agent for its related Forward Purchaser in any Forward Transaction, as applicable, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company or its related Forward Purchaser, as applicable, pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company or on behalf of its related Forward Purchaser in its capacity as agent for its related Forward Purchaser, as applicable, as shall be agreed by the Company and the applicable Agent or Forward Seller in writing.

(d) If Shares are to be sold in an Agency Transaction or a Forward Transaction pursuant to Section 1(c)(A) or (B) above, the applicable Agent or Forward Seller will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Company shall default on its obligation to deliver Shares to the applicable Agent(s) pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless the applicable Agent(s) and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to the applicable Agent(s) the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Transaction Entities acknowledge and agree that (i) there can be no assurance that an Agent or Forward Seller will be successful in selling the Shares, (ii) no Agent or Forward Seller shall incur any liability or obligation to the Transaction Entities or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent or Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement and/or Confirmation, as applicable, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the Term, propose to an Agent (in the case of an Issuance) or a Forward Seller and the relevant Forward Purchaser (in the case of a Forward) that they enter into an Agency Transaction or a Forward Transaction, as applicable, to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent or Forward Seller and the relevant Forward Purchaser, as applicable, by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”), provided however, that any Transaction Proposal with respect to a Forward Transaction may be made only by email and not by telephone. If an Agent or a Forward Seller and the relevant Forward Purchaser, as applicable, agree(s) to the terms of such proposed Transaction Proposal or if the Company and

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an Agent or a Forward Seller and the relevant Forward Purchaser, as applicable, mutually agree to modified terms for such proposed Agency Transaction or such proposed Forward Transaction, as applicable (each, a “Modified Transaction Proposal”), then such Agent or Forward Seller and the relevant Forward Purchaser, as applicable, shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction or such proposed Forward Transaction, as applicable, as set forth in such Transaction Proposal or Modified Transaction Proposal (as evidenced by a confirmatory email from the Company agreeing to such Modified Transaction Proposal) and such Agent or Forward Seller and the relevant Forward Purchaser, as applicable, as the case may be, whereupon such Agency Transaction or such Forward Transaction, as applicable, shall become a binding agreement between the Company and such Agent or Forward Seller and the relevant Forward Purchaser, as applicable. Each Transaction Proposal shall specify whether it relates to an Issuance or a Forward Transaction and:

(i)

the Exchange Business Day(s) on which the Shares subject to such Agency Transaction or Forward Hedge Securities subject to such Forward Transaction, as applicable, are intended to be sold (each, a “Purchase Date”);

(ii)

the (A) maximum number of Shares to be sold by the applicable Agent or Forward Seller or (B) the maximum dollar amount worth of Shares to be sold by the applicable Agent or Forward Seller (the “Specified Amount”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and the applicable Agent or Forward Seller and the relevant Forward Purchaser, as applicable, and documented in the relevant Transaction Acceptance; and;

(iii)

the lowest price per Share, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)

in the case of a Transaction Proposal related to a Forward Transaction, the missing terms opposite the captions “Spread,” “Final Date,” “Forward Price Reduction Dates” and “Forward Price Reduction Amounts” (in each case, as defined in the applicable Confirmation).

A Transaction Proposal shall not set forth a Specified Amount that, when added to the aggregate number or aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total number of shares that would exceed the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration

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Statement and for insuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent or Forward Seller and the relevant Forward Purchaser, as applicable, to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or an Agent or a Forward Seller or the relevant Forward Purchaser, as applicable, may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions or Forward Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement or Confirmation. Notwithstanding the foregoing, if the terms of any Agency Transaction or any Forward Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent or Forward Seller shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. Notwithstanding anything herein to the contrary and pursuant to the terms of each Confirmation, if in respect of the related Forward Transaction (i) on or prior to 9:00 a.m., New York City time, on any Forward Hedge Settlement Date, in connection with establishing its commercially reasonable hedge position in respect of such Forward Transaction, the related Forward Purchaser, in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Forward Hedge Securities to be borrowed and sold pursuant to this Agreement on such Forward Hedge Settlement Date or (ii) in such Forward Purchaser’s sole judgment, it would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such full number of Forward Hedge Securities, then the Forward Seller shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Securities that such Forward Purchaser borrows below such cost. For the avoidance of doubt, the obligations of the Forward Seller hereunder with respect to the offer or sale of any Forward Hedge Securities in connection with a Forward Transaction shall be subject to the related Confirmation being effective and not having been terminated.

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(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the Forward Seller and the Forward Purchaser, in the case of a Forward Transaction, the Forward Sellers’ commission for any Forward Hedge Securities sold pursuant to this Agreement and the Confirmations shall be a percentage, not to exceed 2.0%, of the actual sales price of such Forward Hedge Securities (the “Forward Sales Price” and such percentage, the “Forward Hedge Selling Commission Rate”). Except as otherwise agreed between the Company and the Agents, the Agents’ commission for any Shares sold through the Agents pursuant to this Agreement shall be a percentage, not to exceed 2.0%, of the actual sales price of such Shares (the “Gross Agency Sales Price”, and together with the Forward Sales Price, as applicable, the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent or Agents act as principals, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent or Forward Seller for a sale of Shares in an Agency Transaction or Forward Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent or Forward Seller, at such Agent’s or Forward Seller’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent or such Forward Seller shall reasonably request, and the Company and such Agent or Forward Seller will agree to compensation that is customary for such Agent or Forward Seller with respect to such transaction. The Gross Agency Sales Price less the Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Agency Sales Price.” The Forward Sales Price less the Forward Seller’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Forward Sales Price.” The Net Agency Sales Price or the Net Forward Sales Price, as applicable, is referred to herein as the “Net Sales Price.”

(c) Payment of the Net Agency Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the applicable Agent) following each Purchase Date (each, an “Agency Settlement Date”).

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(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date or Forward Transaction, then the Agent or Forward Seller, as applicable, may not make any sales of the Shares on behalf of the Company below the Floor Price, unless the Company and such Agent or Forward Seller, as applicable, otherwise agree in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent or Forward Seller, as applicable.

(f)

(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Agents of the proposed terms of the Principal Transaction. If the Agents, acting as principal, wish to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Agents shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or the Agents unless and until the Company and the Agents have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Shares to one or more Agents in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the applicable Agent(s). A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the applicable Agent(s). The commitment of the applicable Agent(s) to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares or maximum dollar amount worth of Shares to be purchased by the applicable Agent(s) pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the applicable Agent(s) in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and any Forward Hedge Settlement Date (as defined below), a “Settlement Date”) and place of delivery of and payment for such Shares.

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(h) Unless otherwise specified in the applicable Transaction Proposal (as amended by the corresponding Modified Transaction Proposal, if applicable), settlement for sales of Forward Hedge Securities in exchange for delivery of the related Forward Sales Price will occur on the date (each, a “Forward Hedge Settlement Date”) and in the manner agreed to by the Forward Seller and the Forward Purchaser.

(i) Notwithstanding any other provision of this Agreement and except as may otherwise be specifically agreed by the Agents (in the case of an Issuance) or the Forward Sellers and the relevant Forward Purchasers (in the case of a Forward) and the Company, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction, Forward Transaction or a Principal Transaction) and, by notice to the Agents, the Forward Sellers and the Forward Purchasers, given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Agents and the Forward Sellers shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(i)(1), at any time during the period commencing on the tenth (10th) day prior to the time the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (each, a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

1.

If the Company wishes to offer or sell Shares to or through an Agent in an Issuance or instruct an Agent to sell Forward Hedge Securities as agent for the applicable Forward Purchaser at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and prior to its filing, obtain written consent of the Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letters specified in Section 5(a) hereof, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(i) above shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual

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Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letters pursuant to this Section 2(i)(1) hereof shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 5(a) hereof, and (B) this Section 2(i)(1) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(j) The Company shall not deliver any Transaction Proposal if the Selling Period (as defined below) specified therein may overlap in whole or in part with any Selling Period specified in a Transaction Proposal (as amended by the Modified Transaction Proposal, if applicable) delivered hereunder, unless the Shares to be sold under all such previously delivered Transaction Proposals have all been sold; the Company shall not deliver any Transaction Proposal if any Selling Period specified therein may overlap in whole or in part with any Unwind Period (as defined in the applicable Confirmation) under any Confirmation entered into between the Company and any Forward Purchaser. The “Selling Period” means any Forward Hedge Selling Period (as defined below) or any Issuance Selling Period (as defined below). The “Forward Hedge Selling Period” means the period of consecutive Exchange Business Days beginning on the date specified in the applicable Transaction Proposal (as amended by the Modified Transaction Proposal, if applicable) relating to a Forward or, if such date is not an Exchange Business Day, the next Exchange Business Day following such date and ending on the last such Exchange Business Day or such earlier date on which the applicable Forward Seller shall have completed the sale of Forward Hedge Securities in connection with the applicable Forward Transaction; provided that if, prior to the end of any Forward Hedge Selling Period (x) any event occurs that would permit the applicable Forward Purchaser to designate a “Scheduled Trading Day” as an “Termination Settlement Date” (each as defined in the related Confirmation) under, and pursuant to the provisions of the Confirmation or (y) a “Bankruptcy Termination Event” (as defined in the Confirmation) occurs, then the Forward Hedge Selling Period shall, upon such Forward Seller or Forward Purchaser becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 8 hereof. The “Issuance Selling Period” means the period of consecutive Exchange Business Days beginning on the date specified in the applicable Transaction Proposal (as amended by the Modified Transaction Proposal, if applicable) relating to an Issuance or, if such date is not an Exchange Business Day, the next Exchange Business Day following such date and ending on the applicable Agency Settlement Date relating to such Transaction Proposal.

(k) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the offering and sale of, and the Agents, as sales agents or the Forward Sellers, as agents for the Forward Purchasers, shall not be obligated to use their commercially reasonable efforts, consistent with their normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from

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time to time to be offered and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

(l) No later than the opening of the Exchange Business Day next following the last day of each Forward Hedge Selling Period, the applicable Forward Purchaser shall execute and deliver to the Company, and the Company shall promptly execute and return to such Forward Purchaser, a “Supplemental Confirmation” (in the form set forth on Annex A to the Master Confirmation with such Forward Purchaser) (each, a “Supplemental Confirmation”) in respect of the Forward Transaction for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date,” “Effective Date,” “Number of Shares,” “Initial Forward Price,” “Spread,” “Forward Price Reduction Dates,” “Forward Price Reduction Amounts” for such Forward Transaction (which shall be determined as provided pursuant to such Master Confirmation).

3. Representations, Warranties and Agreements of the Company. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the Agents, the Forward Sellers and the Forward Purchasers on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or

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omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agents, the Forward Sellers and the Forward Purchasers and furnished to the Company in writing by or on behalf of an Agent, a Forward Seller or a Forward Purchaser, as applicable, expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of an Agent’s or a Forward Seller’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents, the Forward Sellers and the Forward Purchasers (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.

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(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents in all material respects the information required by, and has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto.

(e) Each of the Company and its subsidiaries (other than the Operating Partnership) has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or other type of entity or organization, as applicable, in good standing under the laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, with full corporate, limited partnership, limited liability company or similar entity or organizational power and authority, as applicable, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and any Permitted Free Writing Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or other type of entity or organization, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on (i) the Transaction Entities’ performance of this Agreement and any Confirmation or the consummation by the Transaction Entities of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), results of operations, prospects, earnings, business or Properties (as defined below) of the Transaction Entities and their respective subsidiaries, taken as a whole (clauses (i) and (ii) above, collectively, a “Material Adverse Effect”).

(f) The Operating Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation with full limited partnership power and authority to own or lease, as they case may be, and to operate its properties and conduct its business as described in the Prospectus and any Permitted Free Writing Prospectus, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so qualify or to be in good standing would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Operating Partnership is the only “significant subsidiary,” as such term is defined in Rule 1-02 of Regulation S-X, of the Company (“Regulation S-X”).

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(g) The Company, as the sole general partner of the Operating Partnership, has the power and authority to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

(h) The Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of November 6, 2025 (as amended or supplemented from time to time, the “Operating Partnership Agreement”), is in full force and effect and, as of the most recent Company Periodic Report Date (as defined below), the aggregate percentage interests of the Company in the Operating Partnership will be as set forth in the Registration Statement, the Prospectus (or any supplement thereto) and any Permitted Free Writing Prospectus. The Company will contribute the proceeds it receives from the sale of the Shares and the Confirmation Shares to the Operating Partnership in exchange for a number of units of limited partnership interest (“OP Units”) equal to the number of Shares and the Confirmation Shares so sold. All of the Shares and Confirmation Shares to be sold by the Company hereunder or under each Confirmation have been duly authorized, and when delivered to and paid for by the applicable Agent or Forward Purchaser in accordance with the terms of this Agreement or under any Terms Agreement or any Confirmation, as applicable, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Shares and Confirmation Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. All of the OP Units issued to the Company in consideration of the contribution of the proceeds it receives from the sale of the Shares and Confirmation Shares will be duly and validly authorized and issued, owned by the Company free and clear of all liens, encumbrances, or claims, (except for any such liens, encumbrances, or claims arising under the Operating Partnership Agreement and applicable federal and state securities laws), and none of such OP Units will be issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. The terms of the OP Units conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (A) no OP Units are reserved for any purpose, (B) there are no outstanding securities convertible into or exchangeable for any OP Units or any other ownership interests of the Operating Partnership and (C) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other ownership interests of the Operating Partnership.

(i) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and all the outstanding shares of capital stock or other equity interests, as applicable, of the Transaction Entities and their respective subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (to the extent such concepts apply to the equity interests of such subsidiaries that are not corporations), and, except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, all outstanding shares of capital stock or other equity interests, as applicable, of the subsidiaries are owned by the Transaction Entities either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

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(j) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the headings “U.S. Federal Income Tax Considerations,” “Description of Common Stock,” “Certain Provisions of Maryland Law and of our Charter and Bylaws” and “Description of the Operating Partnership Agreement” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(k) This Agreement has been duly authorized, executed and delivered by the Transaction Entities.

(l) Any Confirmation has been duly authorized and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the applicable Forward Purchaser), will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(m) Each of the Transaction Entities is not and, after giving effect to the offering and/or sale of the Shares and the Confirmation Shares and the application of the proceeds thereof as described in the Prospectus and any Permitted Free Writing Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have already been obtained or may be required under (i) the Act, (ii) the Exchange Act, (iii) the listing standards of the Exchange, (iv) the securities laws of any state or non-U.S. jurisdiction and (v) the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the performance by the Transaction Entities of their respective obligations under this Agreement and any Confirmation.

(o) Neither the execution and delivery by each of the Transaction Entities of, and the performance by each of the Transaction Entities of their respective obligations under, this Agreement and any Confirmation will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities pursuant to, (i) the charter, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as applicable, of the Company or any of its subsidiaries (collectively, the “Governing Documents”), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Transaction Entities or any of their respective subsidiaries are a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Transaction Entities or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

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(p) Except as set forth in or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than rights which have been waived in a proper and timely manner, and the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Shares.

(q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for any normal year-end adjustments and except as otherwise noted therein). Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired, as applicable.

(r) Except as set forth in or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries or their property is pending or, to the knowledge of the Transaction Entities, threatened that would reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect and (ii) there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

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(s) (i) The Operating Partnership holds, directly or indirectly through another subsidiary, good and marketable title (fee or, in the case of ground leases and as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, leaseholds) to all real property described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as owned or leased by it and the improvements located thereon (individually, a “Property,” and, collectively, the “Properties”), and the Company and its subsidiaries will have good and marketable title to all other assets, if any, owned by them, in each case, free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except as (A) are described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (B) would not be expected, individually or in the aggregate, to materially and adversely affect the value of such Property or assets and would not be expected to materially interfere with the use made and proposed to be made of such Property or assets by the Company or any subsidiary; (ii) neither the Company nor any subsidiary owns any real property other than the Properties that are described in the Registration Statement; (iii) except as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, (X) each ground lease relating to a Property under which the Company or a subsidiary is a tenant is in full force and effect; (Y) neither the Company nor any subsidiary has any knowledge of any event which, with or without the passage of time or the giving of notice, or both, would constitute a default under any such ground lease; and (Z) neither the Company nor any subsidiary has any knowledge of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under a ground lease or affecting or questioning the rights of the Transaction Entities to the continued possession of the leased premises under such ground lease; (iv) all liens, charges, encumbrances, claims or restrictions on any of the Properties or other assets of the Company or any subsidiary that are required to be disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are disclosed therein; and (v) except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein which, if exercised, would reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(t) Neither the Transaction Entities nor any of their respective subsidiaries are in violation or default of (i) any provision of their applicable Governing Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any applicable statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Transaction Entities or such subsidiary or any of their properties, as applicable, except in the case of clauses (ii) and (iii) for such violations or defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(u) The accountants who certified the financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Prospectus and any Permitted Free Writing Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. Each other independent

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registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable within the meaning of the Act and the applicable published rules and regulations thereunder.

(v) Except as disclosed in the Prospectus and any Permitted Free Writing Prospectus, the Transaction Entities have each filed all tax returns that are required to be filed by such Transaction Entities or have requested extensions thereof except for any such failure to file as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. Except as disclosed in the Prospectus and any Permitted Free Writing Prospectus, the Transaction Entities have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(w) Commencing with its taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its form of organization and proposed method of operation, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary of the Company is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” of the Company is a disregarded entity, a partnership or a REIT for U.S. federal income tax purposes. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (to the extent they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are accurate in all material respects.

(x) The Transaction Entities and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including coverage of the Transaction Entities’ and each of their respective subsidiaries’ Properties, except for any such failure to be so insured as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Transaction Entities or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Transaction Entities and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Transaction Entities or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Transaction Entities nor any of their respective subsidiaries has been refused any material insurance coverage

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sought or applied for; and neither the Transaction Entities nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus and any Permitted Free Writing Prospectus.

(y) Except as described in or contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership and (iii) except as prohibited by any mortgage, loan or other similar documents, no other subsidiary of either of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities.

(z) The Transaction Entities and each of their respective subsidiaries possess all material licenses, certificates, permits and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Prospectus and any Permitted Free Writing Prospectus. Except as set forth in or contemplated in the Prospectus and any Permitted Free Writing Prospectus, neither the Transaction Entities nor their respective subsidiaries have received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(aa) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus complies in all material respects with the SEC’s published rules, regulations and guidelines applicable thereto. The Company and its consolidated subsidiaries’ internal controls over financial reporting are effective as of the end of their last fiscal quarter, and (A) the Company and its consolidated subsidiaries are not aware of any material weakness in their internal controls over financial reporting (whether or not remediated) and (B) there has been no change in the Company’s or its consolidated subsidiaries’ internal control over financial reporting during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s or its consolidated subsidiaries’ internal control over financial reporting.

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(bb) The Company and its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(cc) Neither of the Transaction Entities nor any of their respective subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(dd) Except as set forth in or contemplated in the Prospectus and any Permitted Free Writing Prospectus, the Transaction Entities and each of their respective subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except, in the case of clauses (i), (ii) and (iii), where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus and any Permitted Free Writing Prospectus, neither the Transaction Entities nor any of their respective subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(ff) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or, to the knowledge of the Transaction Entities, an investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law

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or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(gg) There is and has been no failure on the part of the Transaction Entities or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(hh) Neither the Transaction Entities nor any of their respective subsidiaries nor any director, officer or employee of the Transaction Entities or any of their subsidiaries nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Transaction Entities and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering, any Agency Transaction or any Forward Transaction will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.

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(ii) The operations of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(jj) None of the Transaction Entities nor any of their respective subsidiaries, directors, officers, or employees, nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering and/or sale of the Shares and Confirmation Shares hereunder or under any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Transaction Entities and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk) Neither the Transaction Entities nor any of their respective subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three (3) years, nor do the Transaction Entities or any of their respective subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

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(ll) The Transaction Entities and their respective subsidiaries, directly or indirectly, own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Prospectus and any Permitted Free Writing Prospectus to be conducted, except where the failure to own or license such Intellectual Property would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. Except as set forth in the Prospectus and any Permitted Free Writing Prospectus, (a) there are no rights of ownership of third parties to any such Intellectual Property that is owned by the Transaction Entities or their respective subsidiaries; (b) to the knowledge of the Transaction Entities, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (d) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (f) to the knowledge of the Transaction Entities, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus and any Permitted Free Writing Prospectus as being owned by or licensed to the Transaction Entities or that interferes with the issued or pending claims of any such Intellectual Property; and (g) to the knowledge of the Transaction Entities, there is no prior art that may render any U.S. patent held by the Transaction Entities invalid or any U.S. patent application held by the Transaction Entities un-patentable which has not been disclosed to the U.S. Patent and Trademark Office.

(mm) The Transaction Entities’ and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as intended in connection with the operation of the business of the Transaction Entities and their respective subsidiaries as currently conducted and, to the knowledge of the Transaction Entities and their respective subsidiaries, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Transaction Entities and their respective subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and to the knowledge of the Transaction Entities, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any incidents under internal review by the Transaction Entities or, to the knowledge of the Transaction Entities, investigations relating to the same; the Transaction Entities and their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Transaction Entities, internal policies of the Transaction Entities and contractual obligations of the Transaction Entities relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

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(nn) Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) the Transaction Entities do not have any material lending or other relationship with any bank or lending affiliate of any Agent or Forward Purchaser and (ii) the Company does not intend to use any of the proceeds it receives from the sale of the Shares hereunder and Confirmation Shares under any Confirmation to repay any outstanding debt owed to any affiliate of any Agent or Forward Purchaser.

(oo) The statistical, industry-related and marked-related data included in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources that the Transaction Entities reasonably and in good faith believe are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(pp) No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus which is not so described.

(qq) No labor dispute with the employees of either of the Transaction Entities exists or, to the knowledge of the Transaction Entities or any of their respective subsidiaries, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its material tenants, which, in either case, would have a Material Adverse Effect.

(rr) The Shares and Confirmation Shares have been approved for listing on the Exchange, subject to official notice of issuance.

(ss) With respect to any equity awards, including, but not limited to, restricted stock units, restricted stock, and long-term incentive plan units (in each case, whether time-based or performance-based) (collectively, the “Stock Awards”) granted pursuant to any compensation program or plan of the Transaction Entities and their respective subsidiaries (the “Company Stock Plans”), (i) each Stock Award intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Award was duly authorized no later than the date on which the grant of such Stock Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by the Transaction Entities applicable thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in

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accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Transaction Entities have not knowingly granted, and there is no and has been no policy or practice of the Transaction Entities of granting, Stock Awards prior to, or otherwise coordinating the grant of Stock Awards with, the release or other public announcement of material information regarding the Transaction Entities or their respective subsidiaries or their results of operations or prospects.

4. Certain Covenants of the Company. The Company hereby agrees with each Agent, Forward Seller and Forward Purchaser:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent, Forward Seller and Forward Purchaser a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which each Agent, Forward Seller or Forward Purchaser reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which each Agent, Forward Seller or Forward Purchaser reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to each Agent, Forward Seller and Forward Purchaser via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents, Forward Sellers and Forward Purchasers, as applicable, and, at an Agent’s, Forward Seller’s or Forward Purchaser’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

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(c) To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise each Agent, Forward Seller and Forward Purchaser, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, the Forward Sellers and the Forward Purchasers, as applicable, may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents, the Forward Sellers and the Forward Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to each Agent, Forward Seller and Forward Purchaser, without charge, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as each Agent, Forward Seller and Forward Purchaser may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

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(g) To furnish or make available to each Agent, Forward Seller and Forward Purchaser during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to each Agent, Forward Seller and Forward Purchaser from time to time during the Term such other information as each Agent, Forward Seller and Forward Purchaser may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of each Agent, Forward Seller and Forward Purchaser, as applicable; provided, however, that the Company shall have no obligation to provide the Agents, the Forward Sellers and the Forward Purchasers with any document filed on EDGAR or included on the Company’s Internet website.

(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to the Agents, the Forward Sellers or the Forward Purchasers or counsel to the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents, the Forward Sellers and the Forward Purchasers to cease the solicitation of offers to purchase the Shares in the Agents’ capacity or in the Forward Sellers’ capacity as agents, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds it receives from the sale of the Shares and settlement of any Confirmation in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

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(k) Not to, and to cause its consolidated subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) Except as otherwise agreed between the Company and the Agents, the Forward Sellers and the Forward Purchasers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Sellers and the Forward Purchasers and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as agreed to pursuant to Section 4(e) (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement and (viii) the performance of the Company’s other obligations hereunder and under any Terms Agreement; provided that, except as otherwise agreed with the Company, the Agents, the Forward Sellers and the Forward Purchasers shall be responsible for any transfer taxes on resale of Shares or Confirmation Shares by them, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of the Agents, the Forward Sellers and the Forward Purchasers other than as specifically provided above and in the next sentence. If Shares having an aggregate offering price of at least $150,000,000 have not been offered and sold under this Agreement and all Terms Agreements by the Agent prior to the third anniversary of the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of its reasonable and documented out-of-pocket expenses (not to exceed $250,000), including the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers, incurred by them in connection with the offering contemplated by this Agreement, including, without limitation, the preparation and negotiation of this Agreement, the original closing with respect to this Agreement and the periodic delivery of documents hereunder.

(m) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

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(n) Unless the Company has given written notice to the Agents, the Forward Sellers and the Forward Purchasers that the Company has suspended activity under this Agreement and there are no pending Agency Transactions, Forward Transaction or Principal Transactions, the Company will not, without (A) giving the Agents, the Forward Sellers and the Forward Purchasers at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents, the Forward Sellers and the Forward Purchasers suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents, the Forward Sellers and the Forward Purchasers in light of the proposed sale, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or publicly announce the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares or Confirmation Shares offered and sold under this Agreement, any Terms Agreement or Confirmation, as applicable or (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p) The Company will use commercially reasonable efforts to cause the Shares and the Confirmation Shares to be listed on the Exchange.

(q) The Company consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Stock for the Agents’, the Forward Sellers’ or the Forward Purchasers’ own respective accounts and for the accounts of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement, any Confirmation or any Terms Agreement.

(r) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company

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will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Execution of Agreement. The Agents’, the Forward Sellers’ and the Forward Purchasers’ obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to the Agents, the Forward Sellers and the Forward Purchasers:

(i)

an officers’ certificate signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company certifying as to the matters set forth in Exhibit B hereto;

(ii)

an opinion and, if not covered in such opinion, a negative assurance letter of Nelson Mullins Riley & Scarborough LLP, counsel for the Company (“Nelson Mullins”), addressed to the Agents, Forward Sellers and Forward Purchasers and dated the date of this Agreement, in the form of Exhibit C-1 hereto;

(iii)	an opinion of Nelson Mullins, tax counsel for the Company, addressed to the Agents, Forward Sellers and Forward Purchasers and dated the date of this Agreement, in the form of Exhibit C-2 hereto.

(iv)

a “comfort” letter from BDO USA, P.C. (or any successor audit firm), addressed to the Agents and the Forward Sellers and dated the date of this Agreement, addressing such matters as the Agents and Forward Sellers may reasonably request;

(v)

a certificate signed by the Company’s Chief Financial Officer, in the form of Exhibit D hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iv) hereof;

(vi)

evidence reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel that the Shares and Confirmation Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

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(vii)

resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Transaction Entities’ execution of this Agreement and each Confirmation and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and/or sale of the Shares and Confirmation Shares; and

(viii)	such other documents as the Agents, Forward Sellers and Forward Purchasers shall reasonably request; and

(b) The Agents, Forward Sellers and Forward Purchasers shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Latham & Watkins LLP, counsel to the Agents, Forward Sellers and Forward Purchasers, addressed to the Agents, Forward Sellers and Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, Forward Sellers and Forward Purchasers may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a) Each Transaction Proposal made by the Company that is accepted by an Agent or a Forward Seller and the relevant Forward Purchaser, as applicable, by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement or Confirmation shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the applicable Agent or applicable Forward Seller and the relevant Forward Purchaser pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement or Confirmation, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as the Agents, the Forward Sellers or the Forward Purchasers shall reasonably request (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Trigger Date”), the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers certificates, dated as of such Bring-Down Delivery Date (as defined below) and delivered within one Exchange Business Day after the applicable Bring-Down Trigger Date (each a “Bring-Down Delivery Date”) or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(v) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort”

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letter dated as of such Bring-Down Delivery Date as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agent shall have requested that the Chief Financial Officer’s certificate cover different or additional data as aforesaid, 5(a)(v) hereof furnished to Agents, the Forward Sellers and the Forward Purchasers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Trigger Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents, the Forward Sellers and the Forward Purchasers have reasonably requested that such date be deemed to be a Bring-Down Trigger Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Trigger Date.

(c) Each Bring-Down Delivery Date, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause to be furnished to Agents, the Forward Sellers and the Forward Purchasers (A) the written opinion and, if not included in such opinion, negative assurance letter of Nelson Mullins Riley & Scarborough LLP, counsel to the Company, the written opinion of Nelson Mullins Riley & Scarborough LLP, tax counsel to the Company and the written opinion and, if not included in such opinion, negative assurance letter of Latham & Watkins LLP, counsel to the Agents, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii), 5(a)(iii) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), 5(a)(iii) or Section 5(b), as applicable, furnished to the Agents, the Forward Sellers and the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

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(d) Each Bring-Down Delivery Date, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause BDO USA, P.C. (or any successor audit firm) to furnish to the Agents and the Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents or the Forward Sellers, cause a firm of independent public accountants to furnish to the Agents or the Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents or the Forward Sellers may reasonably request.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Sellers and the Forward Purchasers and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or a Forward Seller and the relevant Forward Purchaser, as applicable, or the time an Agent or a Forward Seller and the relevant Forward Purchaser, as applicable, delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or a Forward Seller and the relevant Forward Purchaser, as applicable, or the time an Agent or a Forward Seller and the relevant Forward Purchaser, as applicable, deliver(s) a Transaction Acceptance to the Company.

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(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents and the Forward Sellers or their respective counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of BDO USA, P.C. (or any successor audit firm) (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its consolidated subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and the Forward Sellers and (ii) at each Bring-Down Delivery Date and otherwise as the Agents and the Forward Sellers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of BDO USA, P.C. (or any successor audit firm) (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its consolidated subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and the Forward Sellers and their respective counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K (each date on which any such document or amendment is filed, a “Company Periodic Report Date”) and, if requested by the Agents, the Forward Sellers or the Forward Purchasers, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through an Agent under this Agreement, any Confirmation and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers. The Agents, the Forward Sellers and the Forward Purchasers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Obligations of the Agents and the Forward Sellers. The obligations of each Agent and each Forward Seller to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement or Confirmation shall be subject to the satisfaction of the following conditions:

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(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)

The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement or Confirmation, as the case may be, in all material respects.

(iii)

In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)

From the date of this Agreement, there has not been any Material Adverse Change, or any development involving a prospective Material Adverse Change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, which is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Agents or the Forward Sellers and the Forward Purchasers, as applicable, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Confirmation, any Permitted Free Writing Prospectus and the Prospectus.

(v)

Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

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(vi)

The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement or the Confirmation Shares, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Sellers and the Forward Purchasers; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent or a Forward Seller and the relevant Forward Purchaser, as applicable deliver(s) a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)

No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents, the Forward Sellers and the Forward Purchasers shall have reasonably objected in writing.

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(b) Within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents, the Forward Sellers and the Forward Purchasers shall have received the officers’ certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations and the Forward Sellers’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, the Forward Sellers and the Forward Purchasers, be suspended during the period from and including a Bring-Down Trigger Date through and including the time that the Agents, the Forward Sellers and the Forward Purchasers shall have received the documents described in the preceding sentence.

(c) In respect of any Transaction Proposal delivered in respect of any Forward Transaction, the related Confirmation shall be in full force and effect.

8. Termination.

(a) (i)

The Transaction Entities may terminate this Agreement in their sole discretion at any time upon prior written notice to the Agents, the Forward Sellers and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agents and the Forward Sellers, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents, the Forward Sellers and the Forward Purchasers.

(b) (i)

Each of the Agents, the Forward Sellers or the Forward Purchasers, as applicable, may terminate this agreement in its sole discretion at any time upon giving prior written notice to the Company and any Agent, Forward Seller or Forward Purchaser may terminate this Agreement in their sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

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(ii)

In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its consolidated subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the Agents’ judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If any Agent or the Agents elect to terminate their obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Transaction Entities, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

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9. Indemnity and Contribution.

(a) Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless each of the Agents, the Forward Sellers, the Forward Purchasers and each of, their respective agents, affiliates, directors, officers and each person, if any, who controls the such party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, furnished to the Company in writing by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, expressly for use therein, it being understood and agreed that the only such information furnished by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, consists of the information described as such in subsection (b) below.

(b) Each of the Agents and Forward Sellers, severally and not jointly, agrees to indemnify and hold harmless the Transaction Entities, their directors, their officers who signed the Registration Statement and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, furnished to the Company in writing by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that no such information was furnished.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person

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otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, the Forward Sellers or the Forward Purchasers and their respective affiliates, directors and officers and their control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, the Forward Sellers or the Forward Purchasers and their respective affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in the form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

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(d) If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Transaction Entities, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Transaction Entities from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agents and the Forward Sellers in connection therewith bear to the aggregate Gross Sales Price of such Shares and, with respect to any Forward Purchaser, the aggregate Spread (as such term is defined in the Confirmation) received by such Forward Purchaser under the applicable Confirmation, net of any related stock borrow costs or other costs or expenses actually incurred by such Forward Purchaser, (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of any Forward Hedge Securities, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the related Confirmation, assuming that the aggregate amount payable by the Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by the Forward Purchaser from the sale of such Forward Hedge Securities through the Forward Seller). The relative fault of the Transaction Entities, on the one hand, and Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities, on the one hand, or by Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Transaction Entities and the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the

43

Agents or the Forward Sellers be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agents or the Forward Sellers, as applicable, or the aggregate Spread (as such term is defined in the Confirmation) received by the applicable Forward Purchaser under the applicable Confirmation, net of any related stock borrow costs or other costs or expenses actually incurred by such Forward Purchaser, with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that the Agents, the Forward Sellers or the Forward Purchasers, as applicable, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, (1) if to the Agents or Forward Sellers, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC at 270 Park Avenue, New York, New York 10017, to the attention of Sanjeet Dewal at sanjeet.s.dewal@jpmorgan.com and Preston Ryman at preston.t.ryman@jpmchase.com, BMO Capital Markets Corp. at Equity Capital Markets, 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention: Equity Syndicate Department, with a copy to the Legal Department, Telephone: (800) 414-3627, Evercore Group L.L.C. at 55 East 52nd Street, 35th Floor, New York, New York 10055, Attention: Equity Capital Markets, E-mail: ecm.prospectus@evercore.com, Huntington Securities, Inc. at 41 South High Street, Columbus, Ohio 43215, Attention: Peter Dippolito / Equity Capital Markets, Email: peter.dippolito@huntington.com with copy to ecm_corpservicesexecution@huntington.com, KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers, Email: Jaryd.Banach@key.com, michael.c.jones@key.com, john.salisbury@key.com, nathan.flowers@key.com, Phone: (216) 689-3910, M&T Securities, Inc. at One Light Street, 17th Floor, Baltimore, Maryland 21202, Attention: Rachel Jennings, Email: MTSyndicate@mtb.com, Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Sean Wolf and David Paris and ATMs@RaymondJames.com, RBC Capital Markets, LLC at 200 Vesey Street, 8th floor, New York, New York 10281, Attention: TJ Opladen, Fax: (212) 428-6260, Email: tj.opladen@rbccm.com, Robert W. Baird & Co. Incorporated at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, with a copy to the Legal Department (facsimile: (414) 298-7474), Telephone: (414) 298-7474, Email: syndicate@rwbaird.com; Scotia Capital (USA) Inc. at 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US ECM, Email: US.ECM@scotiabank.com, with a copy to: Email: Chief Legal Officer U.S. (email: us.legal@scotiabank.com) (fax: 212-225-6653), Truist Securities, Inc. at 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com and Wells Fargo Securities, LLC at 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group (fax no: (212) 214-5918); (2) if to the Forward Purchasers, at JPMorgan Chase Bank, National Association at 270 Park Avenue, New York, New York 10017, Attention: EDG Marketing Support

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(Email:edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, Bank of Montreal at 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177, with a Copy to: Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318, Huntington Securities, Inc. at 41 South High Street, Columbus, Ohio 43215, Attention: Peter Dippolito / Equity Capital Markets, Email: peter.dippolito@huntington.com with copy to ecm_corpservicesexecution@huntington.com, KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers, Email: Jaryd.Banach@key.com, michael.c.jones@key.com, john.salisbury@key.com, nathan.flowers@key.com, Phone: (216) 689-3910, Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Sean Wolf and David Paris and ATMs@RaymondJames.com, Royal Bank of Canada at 200 Vesey Street, 8th floor, New York, New York 10281, Attention: TJ Opladen, Fax: (212) 428-6260, Email: tj.opladen@rbccm.com, Robert W. Baird & Co. Incorporated at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, with a copy to the Legal Department (facsimile: (414) 298-7474), Telephone: (414) 298-7474, Email: syndicate@rwbaird.com, The Bank of Nova Scotia at 44 King Street West, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., as Agent, 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US Equity Derivatives, Email: John.kelly@scotiabank.com, Telephone: (212) 225-6664, with a copy to: Email: BNSEquityConfirmations@scotiabank.com, Truist Bank at 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com, with copy to Rakesh Mangat, Email: rakesh.mangat@truist.com Capital Markets, Email: dl.atm.offering@truist.com, and Wells Fargo Bank, National Association at 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group and Corporate Equity Derivatives (fax no: (212) 214-5918), Email: CorporateDerivativeNotifications@wellsfargo.com; (3) if to the Company, shall be sufficient in all respects if delivered or sent to it at Terrace Road, Ladera Ranch, California 92694, Attention: Messrs. H. Michael Schwartz, James R. Barry and Nicholas M. Look, facsimile number (949) 429-6606.

11. No Fiduciary Relationship. Each Transaction Entity acknowledges and agrees that each of the Agents, the Forward Sellers and the Forward Purchasers is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby, any Confirmation and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Transaction Entities or any other person. Additionally, each of the Agents, the Forward Sellers and the Forward Purchasers are not advising the Transaction Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each Transaction Entities shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents, the Forward Sellers and the Forward Purchasers shall have no responsibility or liability to the Transaction Entities with respect thereto. Any review by the Agents, the Forward Sellers or the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, the Forward Sellers or the Forward Purchasers and shall not be on behalf of the Transaction Entities.

45

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Miscellaneous.

(a) Governing Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or relating to this Agreement or any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction. Each of the Transaction Entities, the Agents, the Forward Sellers and Forward Purchasers agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Transaction Entity waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each Transaction Entity agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each Transaction Entity and may be enforced in any court to the jurisdiction of which each Transaction Entity is subject by a suit upon such judgment.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement and any Terms Agreement.

14. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agents or the Forward Sellers shall be deemed to be a successor merely by reason of purchase.

15. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

46

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities, the Agents, the Forward Sellers and the Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of the Transaction Entities, the Agents, the Forward Sellers and the Forward Purchasers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares, and the settlement of any Confirmation, and shall remain in full force and effect, regardless of any termination of this Agreement, any Confirmation or any Terms Agreement or any investigation made by or on behalf of the Company, the Agents, the Forward Sellers or the Forward Purchasers.

17. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, such Forward Seller or such Forward Purchaser of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, such Forward Seller or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against that may be exercised against such Agent, such Forward Seller or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

21. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and each of the Agents, the Forward Sellers and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and each of the Agents, the Forward Sellers and the Forward Purchasers.

Very truly yours,

SmartStop Self Storage REIT, Inc.

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

SmartStop OP, L.P.

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

[Signature Page to Equity Distribution Agreement]

Schedule A

Accepted and agreed to as of the date first above written:

J.P. Morgan Securities LLC, as Agent and Forward Seller

By: /s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMorgan Chase Bank, National Association, as Forward Purchaser

By: /s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

BMO Capital Markets Corp., as Agent and Forward Seller

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

Bank of Montreal, as Forward Purchaser

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Equity Capital Markets

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Evercore Group L.L.C., as Agent and Forward Seller

By:	/s/ Adriana Diez
Name: Adriana Diez
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Huntington Securities, Inc., as Agent and Forward Seller

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

Huntington Securities, Inc., as Forward Purchaser

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

KeyBanc Capital Markets Inc., as Agent and Forward Seller

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Head of REGAL ECM

KeyBanc Capital Markets Inc., as Forward Purchaser

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Head of REGAL ECM

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

M&T Securities, Inc., as Agent

By:	/s/ Rachel Jennings
Name: Rachel Jennings
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Raymond James & Associates, Inc., as Agent and Forward Seller

By:	/s/ Nolan Rivers
Name: Nolan Rivers
Title: Managing Director

Raymond James & Associates, Inc., as Forward Purchaser

By:	/s/ Nolan Rivers
Name: Nolan Rivers
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

RBC Capital Markets, LLC, as Agent and Forward Seller

By:	/s/ J.T. Deignan
Name: J.T. Deignan
Title: Managing Director

Royal Bank of Canada, as Forward Purchaser

By:	/s/ Chris Amery
Name: Chris Amery
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Robert W. Baird & Co. Incorporated, as Agent and Forward Seller

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

Robert W. Baird & Co. Incorporated, as Forward Purchaser

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Scotia Capital (USA) Inc., as Agent and Forward Seller

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

The Bank of Nova Scotia, as Forward Purchaser

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Truist Securities, Inc., as Agent and Forward Seller

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

Truist Bank, as Forward Purchaser

By:	/s/ Rakesh Mangat
Name: Rakesh Mangat
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Wells Fargo Securities, LLC, as Agent and Forward Seller

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

Wells Fargo Bank, National Association, as Forward Purchaser

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Authorized Company Representatives

[__]

Exhibit A-1

SmartStop Self Storage REIT, Inc.

Common Stock

($0.001 par value)

TERMS AGREEMENT

_____________, 20__

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Each of SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Company”) and SmartStop OP, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated March 19, 2026 (the “Distribution Agreement”) between the Company, the Operating Partnership, [AGENT NAME] (the “Agent”) and the other sales agents named therein, to issue and sell to the Agent, the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

SMARTSTOP SELF STORAGE REIT, INC.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[AGENT’S NAME]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

common stock, par value $0.001 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officers’ certificate referred to in Section 5(a)(i);

(2) the opinions and negative assurance letters of the Company’s outside counsel referred to in Sections 5(a)(ii) and 5(a)(iii);

(3) the “comfort” letter referred to in Section 5(a)(iv);

(4) the Chief Financial Officer’s certificate referred to in Section 5(a)(v);

(5) the opinion and negative assurance letter referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

[Lockup:]

[__]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit A-2

FORM OF ATM MASTER FORWARD CONFIRMATION

Date:	[•], 20[•]

To:	SmartStop Self Storage REIT, Inc.

10 Terrace Road

Ladera Ranch, California 92694

Attention: [ ]

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement (this “Master Confirmation”) is to confirm the terms and conditions of the transactions (each a “Transaction”) to be entered into from time to time between [DEALER NAME] (“Dealer”) and SmartStop Self Storage REIT, Inc. (the “Counterparty”) in accordance with the terms of the Distribution Agreement, dated as of March 19, 2026 (the “Distribution Agreement”), by and among Dealer, SmartStop OP, L.P., Counterparty and the other parties thereto, on each Trade Date specified in the relevant supplemental confirmation delivered hereunder and substantially in the form of Annex A hereto (each, a “Supplemental Confirmation”). This letter agreement with an accompanying Supplemental Confirmation each constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below. [Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Exchange Act.]

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transactions to which this Master Confirmation relates on the terms and conditions set forth below.

1.

Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction to which such Confirmation relates. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in such Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and Counterparty as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement; (b) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’][members’] equity of [Dealer] [[Dealer’s ultimate parent entity] (“Dealer Parent”)] and the “Threshold Amount” with respect to Counterparty were USD 50,000,000; (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or

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operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency among the Agreement, this Master Confirmation, the relevant Supplemental Confirmation and the Equity Definitions, the following will prevail for purposes of the applicable Transaction in the order of precedence indicated: (i) such Supplemental Confirmation, (ii) this Master Confirmation, (iii) the Equity Definitions and (iv) the Agreement. The parties hereby agree that, other than the Transactions to which this Master Confirmation relates, no Transaction shall be governed by the Agreement.

2.	The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the related Supplemental Confirmation, to be, subject to the “Termination Settlement” provisions of Paragraph 7(g) and the “Single Agreement; Effect of Transaction Proposals” provisions of Paragraph 7(z) below, the last Exchange Business Day of the Forward Hedge Selling Period for such Transaction.

Effective Date:	For each Transaction, as specified in the related Supplemental Confirmation, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Paragraph 7(a) of this Master Confirmation shall have been satisfied, subject to the “Termination Settlement” provisions of Paragraph 7(g) and the “Single Agreement; Effect of Transaction Proposals” provisions of Paragraph 7(z) below.

Forward Hedge Selling Period:	For each Transaction, the “Forward Hedge Selling Period” (as defined in the Distribution Agreement) for such Transaction.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.001 per share (Ticker Symbol: “SMA”)

Number of Shares:	For each Transaction, initially, as specified in the related Supplemental Confirmation, to be the aggregate number of Shares sold through [AGENT NAME] (the “Agent”) acting as forward seller for Dealer pursuant to the Distribution Agreement during the Forward Hedge Selling Period for such Transaction (such Shares, the “Forward Hedge Shares”); provided, however, that on each Settlement Date for such Transaction, the Number of Shares for such Transaction shall be reduced by the number of Settlement Shares settled on such date.

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Initial Forward Price:	For each Transaction, as specified in the related Supplemental Confirmation, to be the product of (i) one minus the “Forward Hedge Selling Commission Rate” (as defined in the Distribution Agreement) applicable to such Transaction; and (ii) the volume weighted average price at which the Forward Hedge Shares are sold during the Forward Hedge Selling Period for such Transaction; provided that each such sale price (other than the sales price for the last day of such Forward Hedge Selling Period) shall be adjusted as the Calculation Agent determines appropriate in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle following the first Exchange Business Day of such Forward Hedge Selling Period (the “Forward Hedge Start Date”) on which the Forward Hedge Shares related to such sales price are sold, to, and including, the Effective Date of such Transaction.

Forward Price:	For each Transaction:

(a) on the Effective Date for such Transaction, the Initial Forward Price for such Transaction; and

(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date for such Transaction, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, (i) (a) Overnight Bank Funding Rate for such day minus (b) the Spread divided by (ii) 365.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

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Spread:	For each Transaction, as specified in the related Supplemental Confirmation, to be the “Spread” as specified in the Transaction Proposal for such Transaction.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	For each Transaction, the date(s) specified in the related Supplemental Confirmation, to be the “Forward Price Reduction Dates” as specified in the Transaction Proposal for such Transaction.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date for each Transaction, the Forward Price Reduction Amount set forth opposite such date in the related Supplemental Confirmation, to be the “Forward Price Reduction Amounts” as specified in the Transaction Proposal for such Transaction.

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act:	The Securities Act of 1933, as amended

Exchange Act:	The Securities Exchange Act of 1934, as amended

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are

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imposed by law or have been voluntarily adopted by Dealer) that generally apply to transactions of a nature and kind similar to the particular Transaction and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with such Transaction.

Settlement:

In respect of any Transaction:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Exchange Business Day following the Effective Date for such Transaction and up to and including the Final Date for such Transaction that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no later than (i) 12:00 p.m. New York City time on the day that is one Scheduled Trading Day prior to such Settlement Date, which may be such Final Date, if Physical Settlement applies, and (ii) the 60th Scheduled Trading Day prior to such Settlement Date, which may be such Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares for such Transaction to be settled during an Unwind Period by a date that is prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than one Scheduled Trading Day prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that such Final Date will be a Settlement Date if on such date the Number of Shares for such Transaction for which a Settlement Date has not already been designated is greater than zero, and provided further that, following the occurrence of at least five

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consecutive Disrupted Days during an Unwind Period for such Transaction and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that such Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	For each Transaction, the date specified in the Supplemental Confirmation for such Transaction to be the “Final Date” as specified in the Transaction Proposal for such Transaction (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:	(a) With respect to any Settlement Date other than the Final Date for such Transaction, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares for such Transaction at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares for such Transaction at that time, in each case with the Number of Shares for such Transaction determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date for such Transaction, a number of Shares equal to the Number of Shares for such Transaction at that time;

in each case with the Number of Shares for such Transaction determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its

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commercially reasonable discretion, to unwind its hedge by the end of any Unwind Period for such Transaction (taking into account any other Transactions with overlapping Unwind Periods) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (“Rule 10b-18”) or (B) in its commercially reasonable judgment, is due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during such Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date for such Transaction is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least one Scheduled Trading Day prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) the provision that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of such Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of such Transaction, apply for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date for such Transaction or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with

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jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (Y) where the terms of such Transaction would cause Counterparty under any circumstance to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) based on the advice of outside counsel of national standing that the terms of such Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer of evidence or other guidance from a governmental authority with jurisdiction for such program or facility that such Transaction is permitted under such program or facility (either by specific reference to such Transaction or by general reference to transactions with the attributes of such Transaction in all relevant respects).

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

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Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the period that begins one Settlement Cycle following the first day of the applicable Unwind Period and ends on the applicable Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during such Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during such Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

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Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Master Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date for such Transaction, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Number of Shares as of the Trade Date for such Transaction, subject to adjustment from time to time in accordance with the provisions of this Master Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer in connection with such Transaction prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

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Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Exchange Business Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to the relevant Transaction exceeds a weighted average rate equal to 25 basis points per annum, the Calculation Agent shall reduce the Forward Price (and/or, to the extent such period overlaps with the Forward Hedge Selling Period for such Transaction, the Initial Forward Price) for such Transaction to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to 25 basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to such Forward Price and/or Initial Forward Price, as applicable.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges, obligations and remedies of Dealer under any Transaction, in whole or in part, to (A) a wholly-owned subsidiary of Dealer [or Dealer Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], or (B) any other wholly-owned direct or indirect subsidiary of Dealer [or Dealer Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer [or Dealer Parent] at the time of transfer without the consent of Counterparty; provided that, at all times,

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Dealer or any assignee, transferee or other recipient of rights, title and interest, powers, privileges, obligations and remedies (“Transferee”) shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement; provided, further, that (A) Counterparty shall not, as a result of such assignment, transfer or set over, be required to pay Dealer or Transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such assignment, transfer or set over, (B) Counterparty shall not, as a result of such assignment, transfer or set over, receive a payment from Transferee on any payment date in an amount (taking into account any additional amounts paid under Section 2(d)(i)(4) of the Agreement) that is less than the amount that would have been received from Dealer in the absence of such assignment, transfer or set over, (C) Dealer or Transferee shall provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the results described in clauses (A) and (B) will not occur upon or after such assignment, transfer or set over, and (D) Transferee shall provide to Counterparty a complete and accurate U.S. Internal Revenue Service Form W-9 or W-8ECI (as applicable) prior to becoming a party to such Transaction.

3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by

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Counterparty, the Calculation Agent shall promptly (but in any event within five Exchange Business Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

Hedging Party:	For all applicable Extraordinary Events, Dealer.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5.	Offices:

The Office of Counterparty for each Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for each Transaction is: [New York]

6.	Notices: For purposes of each Confirmation:

(a)	Address for notices or communications to Counterparty:

SmartStop Self Storage REIT, Inc.

10 Terrace Road

Ladera Ranch, California 92694

Attention: [ ]

(b)	Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

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7.	Other Provisions:

(a) Conditions to Effectiveness. Each Transaction shall be effective on the Effective Date for such Transaction if and only if all of the following conditions are satisfied (or waived by Dealer):

(i) the representations and warranties of Counterparty contained in the Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date;

(ii) Counterparty shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date; and

(iii) all of the conditions set forth in Section 5 of the Distribution Agreement shall have been satisfied.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any “Forward Hedge Settlement Date” (as defined in the Distribution Agreement), in connection with establishing its commercially reasonable hedge position in respect of such Transaction, Dealer, in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Distribution Agreement on such Settlement Date or (y) in Dealer’s sole judgment, it would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to 200 basis points per annum, which, for the avoidance of doubt, may be zero.

(b) Distribution Agreement Representations, Warranties and Covenants. On the Trade Date for each Transaction and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of such Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M under the Exchange Act (“Regulation M”)) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

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(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares as of the Trade Date for such Transaction) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with such Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap for each Transaction, solely for the purpose of settlement under such Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any other Transactions, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

(e) Additional Representations and Agreements of Counterparty. As of the Trade Date for each Transaction and any other date specified below, Counterparty represents, warrants and agrees as follows:

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(i) Counterparty represents to Dealer on such Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to such Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is neither entering into the relevant Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date for such Transaction if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement for such Transaction by Counterparty, the purchase of Shares by Dealer during any Unwind Period for such Transaction shall comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and that the relevant Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c). Counterparty acknowledges that (i) during any such Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with such Confirmation and (ii) Counterparty is entering into the Agreement and such Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. Counterparty further agrees to act in good faith with respect to such Confirmation and the Agreement.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period for such Transaction, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of such Unwind Period and during the calendar week in which the first day of such Unwind Period occurs (“Rule 10b-18 purchase,” “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period for such Transaction, Counterparty shall (A) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and

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there is no valuation period), (B) promptly notify Dealer following any such announcement that such announcement has been made, and (C) promptly deliver to Dealer following the making of any such announcement information indicating (I) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (II) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of such Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for such Transaction.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of such Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of such Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

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(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VI of the Second Articles of Amendment and Restatement of Counterparty, as amended and supplemented from time to time (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation, the related Supplemental Confirmation and the consummation of such Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date for such Transaction) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into such Transaction; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with such Transaction; and (C) is entering into such Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Exchange Business Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VI of the Charter, as amended and supplemented, except for purposes of Section 6.1.4 thereof.

(xvi) Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities, (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (C) has total assets of at least USD 50 million as of such Trade Date.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event” with respect to any Transaction:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under such Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

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(ii) Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with such Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Forward Hedge Start Date for such Transaction” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the date of this Master Confirmation; or

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(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the date of this Master Confirmation becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the date of this Master Confirmation) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event for any Transaction, Dealer shall have the right to designate, upon at least one Scheduled Trading Days’ notice, any Scheduled Trading Day following such occurrence to be a Settlement Date for such Transaction hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of such Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period for any Transaction relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event for any Transaction occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

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(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Master Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

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(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Master Confirmation, any Supplemental Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of any Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Master Confirmation, each Supplemental Confirmation and any claim, controversy or dispute arising under or related to this Master Confirmation and each Supplemental Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer (a “Bankruptcy Termination Event”), each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer.

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(n) Disclosure. Effective from the date of commencement of discussions concerning any Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date for any Transaction or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares for such Transaction, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for each outstanding Transaction and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VI of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.

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In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Dealer represents and warrants that, as of the first Exchange Business Day of the Forward Hedge Selling Period for each Transaction, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies to such Transaction and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Master Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of each Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Master Confirmation, any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of any Transaction, whether arising under the Agreement, this Master Confirmation, any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under each Transaction governed by this Master Confirmation and the Agreement shall be permissible.

(u) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the

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Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.	[ ][1]

(2) Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

b.

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph 7(u)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

[1]	To be modified as necessary for Dealer.

US-DOCS\168647758.9	B-II-25

(iv) 871(m) Protocol. To the extent that either party to the Agreement is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the date of this Master Confirmation. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to any Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, that eliminates U.S. federal backup withholding tax with the “C Corporation” box checked on line 3 thereof (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with the “C Corporation” or “Corporation” box checked on line 3 or 4, respectively, thereof, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect.

(vi) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) of the Agreement and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.

(vii) Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “change” in the fourth line thereof: “; provided that if any new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay, for tax reasons, any greater amount and shall not be obliged to accept any lesser amount as a result of such change than would have been the case if such change had not taken place.”

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the date of this Master Confirmation, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement any Supplemental Confirmation, this Master Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under any Supplemental Confirmation, this Master Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

US-DOCS\168647758.9	B-II-26

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward”) with one or more other dealers, and/or affiliates thereof (each, an “Other Dealer”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for any Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of such Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the date of this Master Confirmation (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) above or (ii) any damages that may be payable by Counterparty as a result of breach of this Master Confirmation or any Supplemental Confirmation.

(y) Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation, any Supplemental Confirmation or in any other certificate, agreement or document related to this Master Confirmation or any Supplemental Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Master Confirmation or any Supplemental Confirmation by e-mail.

(z) Single Agreement; Effect of Transaction Proposals.

US-DOCS\168647758.9	B-II-27

(i) Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(ii) Counterparty and Dealer agree that, upon the delivery of any “Transaction Proposal” (as defined in the Distribution Agreement) (as amended by the “Modified Transaction Proposal” (as defined in the Distribution Agreement), if applicable) relating to a Forward Transaction (as such term is defined in the Distribution Agreement) (a “Transaction Proposal”) by Counterparty, in respect of the Transaction to which such Transaction Proposal relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Termination Settlement Date in respect of such Transaction pursuant to the “Termination Settlement” provisions of Paragraph 7(g) and the termination of such Transaction following any Bankruptcy Termination Event as described in Paragraph 7(m)) shall govern, and be applicable to, such Transaction as of the first Exchange Business Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Exchange Business Day. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Acceleration Event that does not constitute a Bankruptcy Termination Event, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Agent sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under Paragraph 7(a) above, be deemed to be immediately effective.

[•]2

[Signature Pages Follow]

[2]	Any Dealer boilerplate.

US-DOCS\168647758.9	B-II-28

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:

US-DOCS\168647758.9	B-II-29

Confirmed as of the date first above written:

SMARTSTOP SELF STORAGE REIT, INC.

By:
Name:
Title:

US-DOCS\168647758.9	B-II-30

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date: [*], 20[*]

To:	SmartStop Self Storage REIT, Inc.

10 Terrace Road

Ladera Ranch, California 92694

Attention: [ ]

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for Registered Forward Transactions dated as of March 19, 2026 (the “Master Confirmation”) between SmartStop Self Storage REIT, Inc. and [DEALER NAME]. The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Counterparty and Dealer as of the Trade Date for the Transaction referenced below. This Supplemental Confirmation supplements, forms part of and is subject to the Master Confirmation.

Terms not defined herein shall have the meaning ascribed to them in the Master Confirmation. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified herein.

The terms of the Transaction to which this Supplemental Confirmation relates and for all purposes under the Confirmation:

(a)	The Trade Date is on [*], 20[*];

(b)	The Effective Date is on [*], 20[*];

(c)	The Number of Shares is [*] Shares;

(d)	The Initial Forward Price is USD [*];

(e)	The Final Date is on [*], 20[*];

(f)	The Spread is [*] basis points per annum; and

(g)	The Forward Price Reduction Dates and the Forward Price Reduction Amounts are as follows:

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]

[Signature Pages Follow]

US-DOCS\168647758.9	B-II-31

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:

B-1

Confirmed as of the date first above written:

SMARTSTOP SELF STORAGE REIT, INC.

By:
Name:
Title:

B-2

Exhibit B

FORM OF OFFICERS’ CERTIFICATE

B-1

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF NELSON MULLINS RILEY & SCARBOROUHG LLP, COUNSEL TO THE COMPANY

C-1-1

Exhibit C-2

FORM OF OPINION OF NELSON MULLINS RILEY & SCARBOROUHG LLP, TAX COUNSEL TO THE COMPANY

C-2-1

Exhibit D

FORM OF CFO CERTIFICATE

D-1